                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Ambanc Holding Co., Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           AMBANC HOLDING CO., INC.
[LOGO]  ----------------------------------------------------------------------
                 11 Division Street / Amsterdam, NY 12010-4312
                                Telephone: (518) 842-7200/ Fax: (518) 842-7500

                                                                  April 23, 1997


Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Ambanc Holding Co., Inc. (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:00 a.m., New York time, on May 23, 1997 at the Best Western (formerly the Holiday Inn) located at 10 Market Street, Amsterdam, New York. At the meeting we will report on the Company's operations and outlook for the year ahead.

     An important aspect of the annual meeting process is the annual stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. In addition to the election of four directors and the ratification of the appointment of auditors, stockholders are being asked to consider and vote on proposals to ratify the adoption of the 1997 Stock Option and Incentive Plan and the Recognition and Retention Plan. The Board has carefully considered each of these proposals and believes that their approval will enhance the ability of the Company to recruit and retain quality management. Accordingly, your Board of Directors unanimously recommends that you vote FOR each of the proposals.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, PLEASE READ THE ENCLOSED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

     Your Board of Directors and management are committed to the success of Ambanc Holding Co., Inc., and the enhancement of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

                                    Very truly yours,


                                    /s/ Robert J. Brittain
                                    ROBERT J. BRITTAIN
                                    President and Chief Executive Officer

                           AMBANC HOLDING CO., INC.
                              11 Division Street
                        Amsterdam, New York  12010-4303
                                (518) 842-7200

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 23, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of Ambanc Holding Co., Inc. (the "Company") will be held at the Best Western (formerly the Holiday Inn) located at 10 Market Street, Amsterdam, New York, on May 23, 1997, at 10:00 a.m., New York time.

     A proxy card and a proxy statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of four directors of the Company;

     2. The ratification of the adoption of the 1997 Stock Option and Incentive Plan;

     3.   The ratification of the adoption of the Recognition and Retention
          Plan;

     4. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on April 15, 1997 are the stockholders entitled to vote at the Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the offices of the Company during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed form of proxy which is solicited on behalf of the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person or otherwise properly revoke such proxy.

                              By Order of the Board of Directors


                              /s/ Robert J. Brittain
                              Robert J. Brittain
                              President and Chief Executive Officer

Amsterdam, New York
April 23, 1997

________________________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES .
________________________________________________________________________________

                            AMBANC HOLDING CO., INC.
                               11 Division Street
                         Amsterdam, New York 12010-4303
                                 (518) 842-7200
                              ____________________

                                PROXY STATEMENT
                              ____________________

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1997
                              ____________________


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Ambanc Holding Co., Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the Best Western (formerly the Holiday Inn) located at 10 Market Street, Amsterdam, New York, on May 23, 1997, at 10:00 a.m., New York time, and all adjournments of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about April 23, 1997. Certain of the information provided herein relates to Amsterdam Savings Bank, FSB (the "Bank"), a wholly owned subsidiary and predecessor of the Company.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of four directors of the Company and proposals to ratify the adoption of the Company's 1997 Stock Option and Incentive Plan (the "Stock Option Plan"), the adoption of the Company's Recognition and Retention Plan ("RRP") and the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

VOTING RIGHTS AND PROXY INFORMATION

     All shares of Company common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the nominees and the adoption of the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting of Stockholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders.

     Proxies marked to abstain and broker non-votes have the same effect as votes against the ratification of the Stock Option Plan and the RRP. In all other matters, proxies marked to abstain have the same effect as votes against the proposal, while broker non-votes have no effect on the vote. One-third of the shares of the Common Stock present, in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) duly executing and delivering to the Secretary of the Company a later proxy relating to the same shares prior to the exercise of such proxy, (ii) duly executing and delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert Kelly, Vice President and Corporate Secretary of the Company, 11 Division Street, Amsterdam, New York 12010-4303.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on April 15, 1997 (the "Voting Record Date") will be entitled to one vote for each share then held. As of that date, the Company had 4,392,023 shares of Common Stock issued and outstanding. The following table sets forth, as of the Voting Record Date, information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Company's Common Stock and (ii) all directors and officers as a group. See "Proposal I - Election of Directors" for information regarding share ownership of the Company's Directors and Chief Executive Officer.

                                         Shares Beneficially  Percent of
Beneficial Owners                               Owned            Class
-----------------                        -------------------  ----------

Ambanc Holding Co., Inc./(1)/                        433,780         9.9%
Employee Stock Ownership Plan
11 Division Street
Amsterdam, New York  12010

First Financial Fund, Inc./(2)/                      256,700         5.8%
Gateway Center Three
100 Mulberry Street, 9/th/ Floor
Newark, New Jersey 07102

Wellington Management Company, LLP                     /(2)/       /(2)/
75 State Street
Boston, Massachusetts  02109

John Hancock Advisers, Inc./(3)/                     250,000         5.7%
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02199

Directors and executive officers/(4)/                 49,404         1.1%
of the Company and the Bank
as a group (16 persons)

----------------------

(1) The amount reported represents shares of Common Stock held by the Ambanc Holding Co., Inc. Employee Stock Ownership Plan (the "ESOP"). As of the Voting Record Date, 52,964 shares of Common Stock under the ESOP have been allocated to accounts of participants. First Bankers Trust Company, N.A., Quincy, Illinois, as the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to the accounts of participants or which have been allocated but not voted by the participants. Pursuant to the terms of the ESOP, participants in the ESOP have the right to direct the voting of shares allocated to participant accounts.

(2) As reported by First Financial Fund, Inc. ("First Financial") on a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the Exchange Act"). First Financial reported sole voting and shared dispositive power with respect to all shares reported in its Schedule 13G. The Wellington Management Company, LLP filed a separate Schedule 13G, in its capacity as investment advisor to First Financial, reporting shared dispositive power with respect to all 256,700 shares.

(3) As reported by the John Hancock Mutual Life Insurance Company ("JHML"), JHML's direct, wholly-owned subsidiary, John Hancock Subsidiary, Inc. ("JHSI"), JHSI's direct, wholly-owned subsidiary, John Hancock Asset Management ("JHAM"), JHAM's wholly-owned subsidiary, The Berkely Financial Group ("TBFG"), and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc. ("JHA") on a Schedule 13G filed with the Commission under the Exchange Act. JHA reported sole voting and dispositive power with respect to all shares reported.

(4) This amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.

                      PROPOSAL I -- ELECTION OF DIRECTORS

          The Company's Board of Directors is composed of ten members. Approximately one-third of the directors are elected annually to serve for a three-year term or until their respective successors are elected and qualified.

          The following table sets forth certain information, as of the Voting Record Date, regarding the composition of the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.


                                                                                              SHARES OF
                                                                                            COMMON STOCK
                                                                         DIRECTOR   TERM TO  BENEFICIALLY  PERCENT
NAME                      AGE (1)   POSITION(S) HELD IN THE COMPANY      SINCE(2)   EXPIRE    OWNED(3)    OF CLASS
------------------------ ---------  -------------------------------     ---------  -------  ------------  --------
                                                       NOMINEES

John J. Daly                    56  Director                                  1988     2000         4,001      (4)
Lionel H. Fallows               76  Director                                  1981     2000         3,001      (4)
Marvin R. LeRoy, Jr.            36  Director                                  1996     2000           985      (4)
William A. Wilde, Jr.           79  Director                                  1966     2000         1,001      (4)

                                                DIRECTORS CONTINUING IN OFFICE

Paul W. Baker                   79  Chairman of the Board                     1963     1999         1,001      (4)
Robert J. Dunning, DDS          70  Director                                  1972     1999         4,001      (4)
Carl A. Schmidt, Jr.            71  Director                                  1974     1999         3,001      (4)
Lauren T. Barnett               71  Director                                  1966     1998        15,701      (4)
Robert J. Brittain              56  President, Chief Executive                1988     1998         3,927      (4)
                                    Officer
                                    and Director
Charles S. Pedersen             71  Director                                  1977     1998         2,501      (4)

--------------------


(1) At December 31, 1996.

(2)  Includes service as a director of the Bank.

(3) Amounts include shares held directly and jointly with family members, as well as shares which are held in retirement accounts, held in a fiduciary capacity, held by certain members of the director's family, or held by trusts of which the director is a trustee or substantial beneficiary, with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment powers.

(4)  Less than 1.0% of total shares outstanding.

          The business experience of each director of the Company for at least the past five years is set forth below.

          JOHN J. DALY. Mr. Daly is the Vice President and was a former owner of Alpin Haus, Inc., a retail company located in Amsterdam, New York, which specializes in the sale of recreational vehicles. Mr. Daly has been associated with Alpin Haus since 1963.

          LIEUTENANT COLONEL LIONEL H. FALLOWS. Lieutenant Colonel Fallows is a retired logistics manager, Stratton Air National Guard Base, Schenectady, New York and Deputy Group Commander, 109th Military Airlift Group, New York Air National Guard. Lieutenant Colonel Fallows retired in 1980.

          MARVIN R. LEROY, JR. Mr. LeRoy is Executive Director of the Alzheimer's Association, Northeastern New York Chapter and is also Town/County Supervisor for Saratoga County representing the Town of Clifton Park. Previously, he has served as Development Officer for Skidmore College in Saratoga Springs, Executive Director of the Kenwood Child Development Center in Albany, Executive Director of the Amsterdam City Center (YMCA) and served as Executive Director of the Montgomery County Youth Bureau, Planning Officer for the Montgomery County Planning Department, and Director of the Montgomery County Veterans Services. Mr. LeRoy is a graduate, with a Bachelors degree in Political Science, of Siena College and received a Masters degree in Public Administration from the Sage Graduate School. Mr. LeRoy is also active in the community having served on over 25 boards and councils throughout the Capital District.

          WILLIAM A. WILDE, JR. Mr. Wilde is a retired Vice President of Operations for Amsterdam Printing and Litho Corp., located in Amsterdam, New York. Mr. Wilde retired in 1983.

          PAUL W. BAKER. Mr. Baker has been the Chairman of the Board of Directors of the Bank since 1988. Mr. Baker retired as President in 1981 from Morrison and Putnam, Inc., a musical instrument retail operation, in Amsterdam, New York.

          ROBERT J. DUNNING, DDS. Dr. Dunning is a dentist in the Amsterdam, New York area, where he has been practicing since 1952. Dr. Dunning and Mr. Brittain are related through the marriage of their children.

          CARL A. SCHMIDT, JR. Mr. Schmidt is a retired Vice President of Manufacturing for Sofco, Inc., a paper conversion manufacturing company, located in Scotia, New York. Mr. Schmidt retired in 1993.

          LAUREN T. BARNETT. Since 1957, Mr. Barnett has been the President of the Barnett Agency, Inc., an insurance agency located in Amsterdam, New York. Mr. Barnett is also a licensed real estate broker.

          ROBERT J. BRITTAIN. Mr. Brittain is President and Chief Executive Officer of the Company and the Bank. Mr. Brittain has held these positions with the Company since its incorporation in June 1995. He has been employed by the Bank since 1976 in numerous capacities. Mr. Brittain was named President of the Bank in 1987 and Chief Executive Officer in 1988. Messrs. Brittain and Dunning are related through the marriage of their children.

          CHARLES S. PEDERSEN. Since 1985, Mr. Pedersen has been a manufacturers' representative for various international fiberglass and related product companies. Mr. Pedersen's office is located in Amsterdam, New York.

MEETINGS AND COMMITTEES OF THE BOARDS OF DIRECTORS

          Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. For the fiscal year ended December 31, 1996, the Board of Directors met 12 times. During 1996, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which they served.

          The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

          The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. Directors Pedersen (Chairman), Baker, Barnett and Daly serve on this Committee. The Audit Committee met four times during 1996.

          The Company's Compensation and Benefits Committee is currently composed of Directors Schmidt (Chairman), Barnett, Daly and Pedersen. The Compensation and Benefits Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies as well as administering, subject to stockholder approval at the Meeting, the Company's Stock Option Plan and RRP. This committee met nine times during 1996.

          The Company's Nominating Committee, consisting of the entire Board of Directors, reviews the terms of the directors and makes nominations for directors to be voted on by stockholders. The Nominating Committee generally meets once a year. Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures set forth in the Bylaws of the Company. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the annual meeting. The Nominating Committee did not meet during 1996, but did meet in January 1997 for the purpose of making nominations for directors to be voted on by stockholders at the Meeting. Prior to 1996, the Nominating Committee generally met in November.

          Meetings and Committees of the Bank. The Bank's Board of Directors (the members of which are the same as the Company's board members) meets at least monthly and held 20 meetings during the year ended December 31, 1996. During 1996, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

DIRECTOR COMPENSATION

          Directors of the Company did not receive any remuneration for service on the Company's Board of Directors or any committees of the Company's Board of Directors during 1996. See "Proposal II - Ratification of the 1997 Stock Option and Incentive Plan - Awards Under the Stock Option Plan" and "Proposal III - Ratification of the Recognition and Retention Plan - Awards Under the RRP."
Each non-employee director of the Bank during 1996 (each of whom is also a director of the Company), however, received a fee of $13,800 per year as compensation for service on the Board of Directors of the Bank. Each non-employee board member of the Bank was also paid an additional $200 for each Executive, Audit, Personnel and Strategic Planning Committee meeting attended.

          The Bank has established a deferred compensation program for the benefit of its Directors. This program permits participating Directors to defer a portion of their Board fees over a five year period. Pursuant to agreements entered into with participating Directors, upon the later of the sixth year, or the Director reaching 65 years of age, the Director (or in the event of death, his designated beneficiary) receives an annual cash payment based upon the amount of fees deferred for a period of up to 10 years. In order to balance the expected payments under the deferred compensation plan, the Bank has purchased whole life insurance policies on the lives of the participating Directors. While the Bank will make the annual payments to participating Directors over the ten year period, the lump sum death benefits payable on the insurance policies should be sufficient to repay the Bank for the benefits paid to such participating Directors with a modest return, provided actuarial assumptions regarding life expectancies are accurate. Currently, all of the Directors are participating in the deferred compensation program except for Directors Pedersen, LeRoy and Wilde.

EXECUTIVE COMPENSATION

          The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer. No other individual received compensation in excess of $100,000 in 1996.


                                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------
                                                                                                  LONG TERM
                                                         ANNUAL COMPENSATION                    COMPENSATION
                                                                                                    AWARDS
-------------------------------------------------------------------------------------------------------------
                                                          OTHER ANNUAL    RESTRICTED               ALL OTHER
NAME AND PRINCIPAL               YEAR  SALARY     BONUS   COMPENSATION      STOCK      OPTIONS   COMPENSATION
 POSITION                                ($)       ($)        ($)           AWARD       (#)(1)      ($)
                                                                           ($)(1)
 -------------------------------------------------------------------------------------------------------------
Robert J. Brittain, President    1996  $167,000   $ ---    $ ---           $  ---        ---        $34,530 (2)
 and Chief Executive Officer     1995   157,000     ---      ---              ---        ---          2,761
                                 1994   145,000     ---      ---              ---        ---          1,689

-------------------------------------------------------------------------------------------------------------

(1)  See "Proposal II - Ratification of the 1997 Stock Option and Incentive Plan
     - Awards Under the Stock Option Plan" and "Proposal III -Ratification of the Recognition and Retention Plan - Awards Under the RRP."

(2) Represents $742 of insurance premiums paid by the Bank, well as the Bank's contributions to its 401(k) Plan of $866 and to the ESOP of $32,922 on behalf of Mr. Brittain.

DEFINED BENEFIT PENSION PLAN

          The Bank sponsors a defined benefit pension plan for its employees
(the "Pension Plan").   Full-time salaried employees are eligible to participate
in the Pension Plan following the completion of one year of service (1,000 hours worked during a continuous 12-month period) and attainment of 21 years of age.
A participant must reach five years of service before attaining a vested interest in his or her retirement benefits, after which such participant is 100% vested. The Pension Plan is funded solely through contributions made by the Bank.

          The benefit provided to a participant at normal retirement age (generally age 65) is based on the average of the participant's basic annual compensation during the 36 consecutive months of service within the last 120 completed months of a participant's service which yields the highest average compensation ("average annual compensation"). Compensation for this purpose is the participant's basic annual salary, including any contributions through a salary reduction arrangement to a cash or deferred plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, but exclusive of overtime, bonuses, severance pay, or any special payments or other deferred compensation arrangements. The annual benefit provided to a participant who retires at age 65 is equal to 2% of average annual compensation for each year of service without offset of the participant's anticipated Social Security benefits. An individual's annual benefit is limited to 70% of his or her annual average compensation.

          The annual benefit provided to participants (i) at early retirement age (generally age 60) with five years of service who elect to defer the payment of their benefits to normal retirement age, (ii) at early retirement age with ten years of service who elect to receive payment of their benefits prior to normal retirement age or (iii) who postpone annual benefits beyond normal retirement age, are calculated basically the same as the benefits for normal retirement age, with annual average compensation being multiplied by 2% for each year of such individual's actual years of service. A participant eligible for early retirement benefits who does not meet the requirements set forth above will have his or her benefits adjusted as further described in the Pension Plan.

          The Pension Plan also provides for disability and death benefits.

          The following table sets forth, as of December 31, 1996, estimated annual pension benefits for individuals at age 65 payable in the form of a life annuity under the most advantageous plan provisions for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and does not reflect offsets for Social Security benefits and does not reflect benefits payable under the ESOP.


                     PENSION PLAN TABLE
-------------------------------------------------------------
                YEARS OF CREDITED SERVICE
-------------------------------------------------------------
REMUNERATION         15       20       25        30        35
-------------------------------------------------------------
$ 75,000        $22,500  $30,000  $37,500  $ 45,000  $ 52,500
-------------------------------------------------------------
 100,000         30,000   40,000   50,000    60,000    70,000
-------------------------------------------------------------
125,000          37,500   50,000   62,500    75,000    87,500
-------------------------------------------------------------
150,000          45,000   60,000   75,000    90,000   105,000
-------------------------------------------------------------
175,000(1)       52,500   70,000   87,500   105,000   122,500
-------------------------------------------------------------


     (1) 1996 annual earnings limited to $150,000 by IRS regulations.

          For purposes of this plan, at December 31, 1996, it is estimated that Mr. Brittain had 20 years of credited service with the Bank. The Board of Directors may terminate this plan, or modify it to reduce the level of future benefits in order to reduce the costs of the plan to the Bank.

EMPLOYMENT AGREEMENTS

          The Bank has entered into employment agreements with President Brittain and five other executive officers of the Bank. The employment agreements became effective on January 1, 1996 and provide for annual base salaries in an amount not less than such individuals' current salaries and an initial term of three years for Mr. Brittain and two years for each of the other executive officers of the Bank. The agreements provide that on each anniversary of the agreement, the term of employment under the agreements shall be extended for a period of one year in addition to the then-remaining term of employment under the agreements, provided that the extensions are formally reviewed and approved by the Board of Directors of the Bank and provided that the Bank has not given a 90 day notice that it will not extend the agreements. The agreements provide for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreements are also terminable by the employees upon 90 days notice to the Bank. The agreements guarantee participation in an equitable manner in employee benefits applicable to executive personnel.

          The employment agreements provide for payment to the employees of the greater of their salaries for the remainder of the term of the agreement, or 299% of the employees' base compensation, in the event there is a "change in control" of the Bank and employment terminates involuntarily in connection with such change in control or within twelve months thereafter. Such payments could have the effect of deterring an attempt to acquire control of the Holding Company by increasing the acquiror's expenses if any acquisition occurs. The termination payments are subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Code to be contingent on a "change in control," and may not exceed three times the employee's average annual compensation over the most recent five year period or be non-deductible by the Bank for federal income tax purposes. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. (S)574.3 or 4. Such filings or notices are generally required prior to the acquisition of control of 10% of the Company's common stock.

          Based on his current salary, if Mr. Brittain had been terminated as of December 31, 1996, under circumstances entitling him to severance pay as described above, he would have been entitled to receive a lump sum cash payment of approximately $430,000.

COMPENSATION AND BENEFITS COMMITTEE REPORT

          The Compensation and Benefits Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation and executive and director incentive plans. The Committee is composed entirely of outside directors. All Committee recommendations are ratified by the Board prior to submission for stockholder approval.

Executive Compensation Philosophy

          The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive so as to attract, motivate and retain talented executives. Secondly, the program is intended to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial
performance of the Company.   The Committee's philosophy is to pay competitive
annual salaries to executive officers, coupled with incentives that will result in overall compensation for executive officers that will fluctuate depending upon, and be commensurate with, the Company's actual performance in relation to the financial goals established by the Committee and ratified by the Board of Directors at the beginning of each year. These incentives consist of annual cash incentive compensation and long-term stock compensation, consisting primarily of stock grants and stock options.

          The Committee assesses the competitiveness of its executives' compensation by referring, at least annually, to a survey which compares and examines a variety of compensation-related data furnished by a prominent international consulting firm for the financial industry. The Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in various industry publications, to determine whether the Company's compensation decisions are competitive within its industry. Based upon this information, the Committee believes that it has established a program to:

          . Support a performance-oriented environment that rewards performance not only with respect to the Company's goals but also the Company's performance as compared to that of others in the industry;

          . Attract and retain key executives critical to the long-term success of the Company and the Bank;

          . Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes; and

          . Reward executives for long-term strategic management and the enhancement of stockholder value.

          In making compensation decisions the Committee also focuses on the individual contributions of executives of the Company and the Bank. The Committee uses its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant it.

Annual Salaries

          Salary ranges governing executives are established annually based upon competitive data and other information pertinent to the geographic area, especially in the banking field. Within the ranges, salaries vary based upon an individual's level of responsibility, impact on the business, work experience, performance, tenure and potential for advancement within the Company and the Bank. Annual salaries for newly-hired executives are determined at the time of hire, taking into account all of the foregoing except tenure. The chief executive officer and other executive officers will receive salary increase consideration at 12-15 month intervals for purposes of business performance comparisons. Salary adjustments for the chief executive officer and other executives are subject to approval by the full Board, based upon the recommendations of the Committee.

Annual Incentives/ Bonuses.

          The Company historically has not paid annual bonuses to its executive officers or employees, but is currently in the process of developing an annual performance based bonus program.

Long-Term Incentives

          The Company's Stock Option Plan and RRP, which are subject to the approval of stockholders at the Meeting, are the Company's long-term incentive plans for executive officers, directors and employees of the Company and the Bank. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and the Company's performance, and to enable such individuals to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Awards are made at a level calculated to be competitive with the thrift industry. See "Proposal II - Ratification of the 1997 Stock Option and Incentive Plan" and "Proposal III - Ratification of the Recognition and Retention Plan" herein for a more detailed description of such plans and the awards granted and awarded thereunder, which awards are subject to stockholder approval.

          In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of the Company's executive officers is well below the $1 million threshold, the Company has not yet considered its policy regarding this provision.

Carl A. Schmidt, Jr. (Chairman)          Lauren T. Barnett          John J. Daly

Charles S. Pedersen

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

          The Company's initial public offering price for its Common Stock was $10.00 per share. The line graph below compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total return of a broad index of the Nasdaq Stock Market and a savings and loan industry index for the period December 27, 1995 (the date the Company became a public company) through December 31, 1996.

                             12/27/95    12/29/95    03/29/96    06/28/96    09/30/96    12/31/96
                             --------    --------    --------    --------    --------    --------
Ambanc Holding Co., Inc. ...  $100.00     $101.09     $100.00      $95.00     $105.63     $112.50
Selected Thrift Index.......   100.00      100.00      101.71      103.84      113.63      129.10
Nasdag Index................   100.00      100.00      104.62      112.37      115.47      120.90



CERTAIN TRANSACTIONS

          The Company has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to directors must be approved by a majority of the disinterested directors. Residential loans and any loan in excess of $100,000 to an executive officer must be approved by a majority of the Board of Directors. All loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time, in accordance with the Company's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.


     PROPOSAL II - RATIFICATION OF THE 1997 STOCK OPTION AND INCENTIVE PLAN

GENERAL

          The Stock Option Plan has been adopted by the Board of Directors of the Company, subject to ratification by stockholders at the Meeting. Ratification by stockholders of the adoption of the Stock Option Plan will ratify the awards proposed thereunder and as described in "Awards Under the Stock Option Plan" below, and will ratify the granting of additional awards pursuant to the provisions of the Stock Option Plan. Pursuant to the Stock Option Plan, the Company will reserve for issuance thereunder either from authorized but unissued shares or from issued shares reacquired and held as treasury shares, 542,225 shares of the Common Stock (representing 10% of the shares issued upon consummation of the Conversion). Management currently intends, to the extent practicable and feasible, to fund the Stock Option Plan from issued shares reacquired by the Company in the open market. To the extent the Company utilizes authorized but unissued Common Stock to fund the Stock Option Plan, the exercise of stock options will have the effect of diluting the holdings of persons who own Common Stock. Assuming all options under the Stock Option Plan are awarded and exercised through the use of authorized but unissued Common Stock, current stockholders would be diluted by approximately 11.0%. Upon ratification of the Stock Option Plan by stockholders, options to purchase an aggregate of 373,974 shares of Common Stock will be awarded, which will leave available 168,251 shares for future awards.

          The Board of Directors believes that it is appropriate for the Company to adopt a flexible and comprehensive Stock Option Plan which permits the granting of a variety of long-term incentive awards to directors, advisory directors, officers and employees as a means of enhancing and encouraging the recruitment and retention of those individuals on whom the continued success of the Company most depends. However, because the awards are granted only to persons affiliated with the Company, the adoption of the Stock Option Plan could make it more difficult for a third party to acquire control of the Company and therefore could discourage offers for the Company's stock that may be viewed by the Company's stockholders to be in their best interest. In addition, certain provisions included in the Company's Certificate of Incorporation and Bylaws may discourage potential takeover attempts, particularly those that have not been negotiated directly with the Board of Directors of the Company. Included among these provisions are provisions (i) limiting the voting power of shares held by persons owning 10% or more of the Common Stock, (ii) requiring a super-majority vote of stockholders for approval of certain business combinations, (iii) establishing a staggered Board of Directors, (iv) permitting special meetings of stockholders to be called only by the Board of Directors and (v) authorizing a class of preferred stock with terms to be established by the Board of Directors. These provisions could prevent the sale or merger of the Company even where a majority of the stockholders approve of such transaction. In addition, federal regulations prohibit the beneficial ownership of more than 10% of the stock of a converted savings institution or its holding company without prior approval of the OTS. Federal law and regulations also require OTS approval prior to the acquisition of "control" (as defined in the regulations) of an insured institution, including a holding company thereof. These regulations could have the effect of discouraging takeover attempts of the Company.

          Attached as Exhibit A to this Proxy Statement is the complete text of the Stock Option Plan. The principal features of the Stock Option Plan are summarized below.

PRINCIPAL FEATURES OF THE STOCK OPTION PLAN

          The Stock Option Plan provides for awards in the form of stock options, stock appreciation rights ("SARs") and limited stock appreciation rights ("Limited SARs"). Each award shall be on such terms and conditions, consistent with the Stock Option Plan, as the committee administering the Stock Option Plan may determine. Subject to certain exceptions described herein, awards made under such plan are subject to the participant maintaining "Continuous Service" (as defined in the Stock Option Plan) with the Company or the Bank since the date of grant.

          Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Stock Option Plan or any other plan of the Company or its subsidiaries. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Stock Option Plan.

          The Stock Option Plan is administered by the Compensation and Benefits Committee of the Board of Directors of the Company (the "Committee"), which is comprised of four non-employee directors of the Company. Directors Schmidt (Chairman), Barnett, Daly and Pedersen have been appointed as the present members of the Committee. Pursuant to the terms of the Stock Option Plan, any director, advisory director, officer or employee of the Company or its affiliates is eligible to participate in the Stock Option Plan, which currently includes approximately 181 persons. In granting awards under the Stock Option Plan, the Committee considers, among other things, position and years of service, value of the participant's services to the Company and the Bank and the added responsibilities of such individuals as employees, directors and officers of a public company.

STOCK OPTIONS

          The term of any stock option will not exceed ten years from the date of grant. The Committee may grant either "incentive stock options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("non-qualified stock options").

          In general, stock options will not be exercisable after the expiration of their terms. Unless otherwise determined by the Committee, in the event a participant ceases to maintain continuous service (as defined in the Stock Option Plan) with the Company or one of its affiliates, for any reason (including total or partial disability, but excluding death and termination for cause), an exercisable stock option will continue to be exercisable for three months thereafter but in no event after the expiration date of the option. In the event of the death of a participant during such service or within the three-month period described above following termination, any option granted but not fully exercisable shall become exercisable in full upon the happening of such event and shall continue to be exercisable for one year, but in no event later than ten years after grant. Following the death of any participant, the Committee may, as an alternative means of settlement of an option, elect to pay to the holder thereof an amount of cash equal to the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant is notified of termination for cause.

          The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both.

STOCK APPRECIATION RIGHTS

          The Committee may grant SARs at any time, whether or not the participant then holds stock options, granting the right to receive the excess of the market value of the shares represented by the SARs on the date exercised over the exercise price. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a SAR, the participant will receive the amount due in cash or shares, or a combination of both, as determined by the Committee. SARs may be related to stock options ("tandem SARs"), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

          SARs will require an expense accrual by the Company each year for the appreciation on the SARs which it is anticipated will be exercised. The amount of the accrual is dependent upon whether and the extent to which the SARs are granted and the amount, if any, by which the market value of the SARs exceeds the exercise price.

LIMITED STOCK APPRECIATION RIGHTS

          Limited SARs will be exercisable only for a limited period in the event of a tender or exchange offer for shares of the Company's Common Stock, other than by the Company, where 25% or more of the outstanding shares are acquired in that offer or any other offer which expires within 60 days of that offer. The amount paid on exercise of a Limited SAR will be the excess of (a) the market value of the shares on the date of exercise or (b) the highest price paid pursuant to the offer, over the exercise price. Payment upon exercise of a Limited SAR will be in cash.

          Limited SARs may be granted at the time of, and must be related to, the grant of a stock option or SAR. The exercise of one will reduce to that extent the number of shares represented by the other. Subject to vesting, Limited SARs will be exercisable only for the 45 days following the expiration of the tender or exchange offer, during which period the related stock option or SAR will be exercisable.

EFFECT OF MERGER; CHANGE IN CONTROL; AND OTHER ADJUSTMENTS

          Shares as to which awards may be granted under the Stock Option Plan, and shares then subject to awards, will be adjusted appropriately by the Committee in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or Common Stock of the Company.

          In the event of any merger, consolidation or combination of the Company with or into another thrift holding company or other entity, whereby either the Company is not the continuing entity and its outstanding shares of Common Stock are converted into or exchanged for different securities, cash or property, or any combination thereof, pursuant to a plan or agreement the terms of which are binding upon all stockholders, any participant to whom a stock option, SAR or Limited SAR has been granted will have the right upon exercise of the option, SAR or Limited SAR (subject to the terms of the Stock Option Plan and any other applicable limitation) to an amount equal to the excess of fair market value on the date of exercise of the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option, SAR or Limited SAR over the exercise price of the option, SAR or Limited SAR, multiplied by the number of shares with respect to which the option, SAR or Limited SAR has been exercised.

          Furthermore, in the event of a tender or exchange offer (other than an offer made by the Company) or if a "change in control" occurs as defined below, all outstanding stock options and SARs not fully exercisable will become exercisable in full and shall continue to be exercisable for their remaining terms. A change in control will be deemed to occur when (i) a person or group becomes the beneficial owner of shares of the Company representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Company and the Bank, (ii) in connection with any tender or exchange offer (other than an offer by the Company or the Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who are Directors of the Company or the Bank cease to be a majority of the Board of Directors of the Company or the Bank, or (iii) stockholders of the Company approve a transaction pursuant to which the Company will cease to be an independent publicly-owned thrift holding company or pursuant to which substantially all of its assets of the Company or the Bank will be sold.

AMENDMENT AND TERMINATION

          The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Option Plan or any portion thereof but may not, without the prior ratification of the stockholders, make any amendment which shall (i) materially increase the aggregate number of shares which may be subject to awards to participants who are not employees, (ii) materially increase the aggregate number of securities which may be issued under the Stock Option Plan (except for adjustments specifically set forth under the Stock Option Plan) and
(iii) change the requirements as to eligibility for participation in the Stock Option Plan, provided, however, that no such amendment, suspension or termination shall impair the rights of any participant, without his or her consent, in any award made pursuant to the Stock Option Plan. Unless previously terminated, the Stock Option Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

          Under present federal income tax laws, awards under the Stock Option Plan will have the following consequences:

          (1) The grant of an award will not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant.

          (2) The exercise of a stock option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax. This alternative minimum tax applies a flat 26% rate to the first $175,000 of "minimum taxable income" in excess of $33,750 (single individual) or $45,000 (married individuals filing jointly) and a flat 28% rate for amounts over $175,000. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married, filing jointly) or $112,500 (single), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. The participant will recognize long-term capital gain or loss upon resale of the shares received upon such exercise, provided that the participant holds the shares for more than one year following the exercise.

          (3) The exercise of a stock option which is not an Incentive Stock Option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the exercise of the stock option.

          (4) The exercise of an SAR will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise.

          (5) The Company will be allowed a deduction at the time, and in the amount of, any ordinary income recognized by the participant under the various circumstances described above, provided that the Company meets its federal withholding tax obligations.

AWARDS UNDER THE STOCK OPTION PLAN

          The following table presents information with respect to the number of options which are intended to be granted under the Stock Option Plan, subject to stockholder ratification of the Stock Option Plan. On April 16, 1997, the average of the closing bid and asked prices for the Common Stock as quoted on The Nasdaq System was $13.25 per share.

                                 1997 STOCK OPTION AND INCENTIVE PLAN
-----------------------------------------------------------------------------------------------------
NAME AND POSITION                                                          DOLLAR VALUE    NUMBER OF
                                                                             ($)/(1)/      UNITS/(2)/
-----------------------------------------------------------------------------------------------------
Robert J. Brittain, President and Chief Executive Officer......................   $ ---        100,312

John J. Daly, Nominee..........................................................      ---       18,056

Lionel H. Fallows, Nominee.....................................................      ---       18,056

Marvin R. LeRoy, Jr., Nominee..................................................      ---       18,056

William A. Wilde, Jr., Nominee.................................................                18,056

All directors who are not executive officers as a group (9 persons)............      ---      162,504

All executive officers as a group (7 persons)..................................      ---      200,625

All non-executive officers and employees who have been granted awards as
 a group (1 person)............................................................      ---       10,845


(1) Any value realized will be the difference between the exercise price and the market value upon exercise. Since the options have not been granted, there is no current value.

(2)  Each unit represents an option to purchase one share of Common Stock.

          Subject to the conditions of the Stock Option Plan, the proposed awards described in the preceding table will vest in four equal annual installments with the first installment vesting on the one-year anniversary of the date of stockholder ratification of the Stock Option Plan and the additional installments vesting ratably on the three subsequent anniversaries of the date of stockholder ratification of the Stock Option Plan. All options are required to be granted with an exercise price equal to the fair market value of the shares on the date of grant.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                 "FOR" THE RATIFICATION OF THE ADOPTION OF THE
                     1997 STOCK OPTION AND INCENTIVE PLAN.

       PROPOSAL III - RATIFICATION OF THE RECOGNITION AND RETENTION PLAN

GENERAL

          The RRP has been adopted by the Board of Directors of the Company, subject to stockholder ratification. The RRP is designed to provide directors, advisory directors, officers and employees with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company and the Bank. Ratification by stockholders of the adoption of the RRP will ratify the awards proposed thereunder and as described in "Awards under the RRP" below, and will ratify the granting of additional restricted stock awards pursuant to the provisions of the RRP. Pursuant to the RRP, 216,890 shares of Common Stock (representing 4.0% of the shares sold in the Conversion), funded from either authorized but unissued shares or issued shares subsequently reacquired and held as treasury shares will be available for awards.
Management currently intends, to the extent practicable and feasible, to fund the RRP from issued shares reacquired by the Company in the open market. To the extent the Company utilizes authorized but unissued shares to fund the RRP the interests of current stockholders will be diluted. Assuming all RRP Shares are awarded through the use of authorized but unissued Common Stock, current stockholders would be diluted by approximately 4.7%. Upon ratification of the RRP by stockholders, an aggregate of 131,285 shares of Common Stock will be awarded, which will leave 85,605 shares available for future awards.

          Attached as Exhibit B to this Proxy Statement is the complete text of the form of the RRP. The principal features of the RRP are summarized below.

PRINCIPLE FEATURES OF THE RRP

          The RRP provides for the award of shares of Common Stock ("RRP Shares") subject to the restrictions described below. Each award under the RRP will be made on such terms and conditions, consistent with the RRP, as the Compensation and Benefits Committee shall determine. The Committee will select the recipients and terms of awards pursuant to the RRP. In determining to whom and in what amount to grant awards, the Committee considers the position and responsibilities of eligible individuals, the value of their services to the Company and the Bank and other factors it deems relevant. Pursuant to the terms of the RRP, any director, advisory director, officer or employee of the Company or its affiliates may be selected by the Committee to participate in the RRP, which currently includes approximately 181 persons.

          Recipients earn (i.e., become vested in) awards over a period of time as determined by the Committee at the time of the grant. RRP Shares to be awarded in 1997 to directors, officers and employees will vest in four equal annual installments, with the first installment vesting on the first anniversary of the date of grant, in each case subject to the conditions described below. RRP Shares are subject to forfeiture if the recipient fails to remain in the continuous service (as defined in the RRP) as an employee, officer or director (including advisory directors) of the Company or the Bank for a stipulated period (the "restricted period"). Vested shares are distributed to recipients as soon as practicable following the date on which they are earned. Any RRP Shares which are forfeited will again be available for issuance under the RRP or any other plan of the Company or its subsidiaries.

          Unless the Committee shall otherwise provide, holders of RRP Shares have the right to vote RRP Shares which have not been earned and the right to receive dividends, if any, paid on the Common Stock. Holders of RRP Shares may not, however, sell, assign, transfer, pledge or otherwise encumber any of the RRP Shares during the restricted period.

          The Committee may, in its discretion, accelerate the time at which any or all restrictions will lapse, or may remove any or all of the restrictions.
In the event a recipient ceases to maintain continuous service with the Company or the Bank by reason of death, total or partial disability, or retirement from continuous service with the Company or the Bank at age 65 or later, RRP Shares still subject to restrictions will be free of these restrictions and shall not be forfeited. In the event of termination for any other reason, all RRP Shares still subject to restrictions will be forfeited and returned to the Company.

EFFECT OF CHANGE IN CONTROL AND OTHER ADJUSTMENTS

          The restricted period with respect to a RRP Share will lapse and the remaining RRP Shares still subject to restrictions will be earned in the event a recipient is terminated at any time within 12 months of a "change in control" as defined below. A change in control will be deemed to occur when (i) a person or group becomes the beneficial owner of shares of the Company or the Bank representing 25% or more of the total number of votes which may be cast for the election of the Board of Directors of the Company or the Bank, (ii) in connection with any tender or exchange offer (other than an offer by the Company or the Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who are Directors of the Company or the Bank cease to be a majority of the Board of Directors of the Company or the Bank or (iii) stockholders of the Company approve a transaction pursuant to which the Company will cease to be an independent publicly-owned entity or pursuant to which substantially all of the assets of the Company or the Bank will be sold.

          RRP Shares will be appropriately adjusted by the Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or other change in corporate structure or the Common Stock of the Company.

FEDERAL INCOME TAX CONSEQUENCES

          Holders of RRP Shares will recognize ordinary income on the date that the RRP Shares are no longer subject to a substantial risk of forfeiture in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income on the date the RRP Shares are granted. Holders of RRP Shares will also recognize ordinary income equal to their dividend or dividend equivalent payments when such payments are received.

AMENDMENT OR TERMINATION

          The Board of Directors of the Company may amend, suspend or terminate the RRP or any portion thereof at any time, provided that no such amendment, suspension or termination shall impair the rights of any participant, without his consent, in any award made pursuant to the RRP.

AWARDS UNDER THE RRP

          The following table presents information with respect to the number of shares of restricted stock which are intended to be granted under the RRP, subject to stockholder ratification of the RRP.


RECOGNITION AND RETENTION PLAN
--------------------------------------------------------------------------------------------------
                                                                         DOLLAR VALUE  NUMBER OF
NAME AND POSITION                                                            ($)/(1)/  UNITS/(2)/
--------------------------------------------------------------------------------------------------
Robert J. Brittain, President and Chief Executive Officer.................  $ 359,221       27,111

John J. Daly, Nominee.....................................................    107,762        8,133

Lionel H. Fallows, Nominee................................................    107,762        8,133

Marvin R. LeRoy, Jr., Nominee.............................................        ---          ---

William A. Wilde, Jr., Nominee............................................    107,762        8,133

All directors who are not executive officers, as a group (9 persons)......    862,098       65,064

All executive officers as a group (7 persons).............................    877,428       66,221

All non-executive officers and employees who have been granted awards
 as a group...............................................................        ---          ---
--------------------------------------------------------------------------------------------------

(1) Represents the aggregate dollar value of the RRP Shares proposed to be awarded, based upon the average of the closing bid and asked price of the Common Stock of $13.25 as reported on the Nasdaq System on April 16, 1997 (the latest practicable date available prior to the mailing of this Proxy Statement). The value of the RRP Shares proposed to be awarded may be more or less than shown above depending upon the market value of the Common Stock on the date of stockholder ratification of the RRP.

(2) Each unit represents one share of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE RECOGNITION AND RETENTION PLAN.


     PROPOSAL IV - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP to be the Company's independent auditor for the fiscal year ending December 31, 1997, subject to ratification by the Company's stockholders. A representative of KPMG Peat Marwick LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
        RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE
           COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997


                             STOCKHOLDER PROPOSALS

          In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, located at 11 Division Street, Amsterdam, New York 12010-4303, no later than November 18, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                 OTHER MATTERS

          The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. Should any other matters properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

          The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies, for a $4,000 fee plus reasonable out-of-pocket expenses not to exceed $2,250. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation.

                                                                       EXHIBIT A


                            AMBANC HOLDING CO., INC.

                      1997 STOCK OPTION AND INCENTIVE PLAN


     1.  Plan Purpose.  The purpose of the Plan is to promote the long-term
         ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will qualify as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options. Options granted as Incentive Stock Options but which, for any reason, fail to qualify as such shall automatically become Non-Qualified Stock Options.

     2.  Definitions.  The following definitions are applicable to the Plan:
         -----------

     "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" - means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or any combination thereof, as provided in the Plan.

     "Bank" - means Amsterdam Savings Bank, FSB and any successor entity.

     "Code" - means the Internal Revenue Code of 1986, as amended.

     "Committee" - means the Committee referred to in Section 3 hereof.

     "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, except that when used with re spect to persons granted an Incentive Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory director, continuous service shall mean availability to perform such functions as may be required of the Bank's advisory directors.

     "Corporation" - means Ambanc Holding Co., Inc. a Delaware corporation.

     "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

     "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

     "Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 12 hereof upon exercise of such Right.

     "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

     "Limited Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

     "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

     "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Corporation; b) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation; d) does not receive remuneration from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

     "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422(b) of the Code.

     "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

     "Participant" - means any director, advisory director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" - means the 1997 Stock Option and Incentive Plan of the Corporation.

     "Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

     "Right" - means a Limited Stock Appreciation Right or a Stock Appreciation Right.

     "Shares" - means the shares of common stock of the Corporation.

     "Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

     "Ten Percent Beneficial Owner" - means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     3.  Administration.  The Plan shall be administered by a Committee
         --------------
consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to
(i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.  Participation in Committee Awards.  The Committee may select from time
         ---------------------------------
to time Participants in the Plan from those directors, advisory directors, officers and employees of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

     5.  Shares Subject to Plan.  Subject to adjustment by the operation of
         ----------------------
Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 10% of the total Shares issued in the Bank's conversion to the capital stock form. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     6.  General Terms and Conditions of Options and Rights.  The Committee
         --------------------------------------------------
shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions:
(i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant. No Participant may receive a grant of Options or Rights covering in excess of 100,000 Shares in any one year.

     7.  Exercise of Options or Rights.
         -----------------------------

     (a) Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

     (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

     (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and retirement at age 65 or later, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months succeeding such cessation of Continuous Service and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any Option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

     (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month period referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of ERISA or the rules thereunder, may exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Partici pant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     8.  Incentive Stock Options.  Incentive Stock Options may be granted only
         -----------------------
to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

     9.  Stock Appreciation Rights.  A Stock Appreciation Right shall, upon its
         -------------------------
exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     10.  Limited Stock Appreciation Rights.  At the time of grant of an Option
          ---------------------------------
or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options.
Notwithstanding any other provision of the Plan, a Limited

Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date.

     A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Re lated Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

     For the purposes of this Section 10, the term "Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

     11.  Adjustments Upon Changes in Capitalization.  In the event of any
          ------------------------------------------
change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     12.  Effect of Merger.  In the event of any merger, consolidation or
          ----------------
combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted shall have the right (subject to the pro visions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     13.  Effect of Change in Control.  Each of the events specified in the
          ---------------------------
following clauses (i) through (iii) of this Section 13 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation or the Bank with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation or the Bank may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation or the Bank shall cease to constitute a majority of the Board of Directors of the Corporation or the Bank, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation or the Bank. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if any of the events specified in clauses (i) through (iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

     14.  Assignments and Transfers.  No Award nor any right or interest of a
          -------------------------
Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of Awards other than Incentive Stock Options pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

     15.  Employee Rights Under the Plan.  No director, advisory director,
          ------------------------------
officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, advisory director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     16.  Delivery and Registration of Stock.  The Corporation's obligation to
          ----------------------------------
deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     17.  Withholding Tax.  The Corporation shall have the right to deduct from
          ---------------
all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Op tion or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares.

     18.  Amendment or Termination.  The Board of Directors of the Corporation
          ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 11 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (i) materially increase the ag gregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     19.  Effective Date and Term of Plan.  The Plan shall become effective upon
          -------------------------------
approval of the Plan by stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 18 hereof.

                                                                       EXHIBIT B


                            AMBANC HOLDING CO., INC.

                         RECOGNITION AND RETENTION PLAN


     1.  Plan Purpose.  The purpose of the Plan is to promote the long-term
         ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors, executive officers and employees of the Corporation and its Affiliates.

      2.  Definitions.  The following definitions are applicable to the Plan:
          -----------

     "Award" - means the grant by the Committee of Restricted Stock, as provided in the Plan.

     "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Bank" - means Amsterdam Savings Bank, FSB, a savings institution and its predecessors and successors.

     "Code" - means the Internal Revenue Code of 1986, as amended.

     "Committee" - means the Committee referred to in Section 7 hereof.

     "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, executive officer or employee of the Corporation or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

     "Corporation" - means Ambanc Holding Co., Inc., a Delaware corporation.

     "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

     "Non-Employee Director" - means a director who a) is not currently an officer or employee of the Corporation; b) is not a former employee of the Corporation who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Corporation; d) does not receive remuneration from the Corporation in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

     "Participant" - means any director, advisory director, executive officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" - means the Recognition and Retention Plan of the Corporation.

     "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 3 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 3 hereof, so long as such restrictions are in effect.

     "Shares" - means the common stock, par value $0.01 per share, of the Corporation.

     3.  Terms and Conditions of Restricted Stock.  The Committee shall have
         ----------------------------------------
full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 3, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

     (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 3, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c) and (e) of this Section 3 and
Section 4 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

     (b) Except as provided in Section 5 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or retirement at age 65 or later), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. If a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or retirement at age 65 or later, Restricted Stock then still subject to restrictions imposed by paragraph (a) of this Section 3 will be free of those restrictions.

     (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of Ambanc Holding Co., Inc. Copies of such Plan are on file in the offices of the Secretary of Ambanc Holding Co., Inc., 11 Division Street, Amsterdam, New York 12010-4303.

          (d) At the time of any Award, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Restricted Stock Agreement").

          (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portions thereof, by the Corporation shall be deferred until the lapsing of the restrictions imposed under paragraph (a) of this Section 3 and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. In the event of such deferral, upon the forfeiture of such shares under paragraph (b) of this Section 3, all deferred dividends and interest thereon shall be forfeited.

          (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 3, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 3 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 3.

     4.  Adjustments Upon Changes in Capitalization.  In the event of any change
         ------------------------------------------
in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 3 hereof.

     5.  Effect of Change in Control.  Each of the events specified in the
         ---------------------------
following clauses (i) through (iii) of this Section 5 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation or the Bank with respect to which 25% or more of the total number of votes may be cast for the election of the Board of Directors of the Corporation or the Bank, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation or the Bank shall cease to constitute a majority of the Board of Directors of the Corporation or the Bank, or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation or the Bank. If the Continuous Service of any Participant of the Corporation is involuntarily terminated for whatever reason, at any time within twelve months after a change in control, unless the Committee shall have otherwise provided, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded.

     6.  Assignments and Transfers.  No Award nor any right or interest of a
         -------------------------
Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

     7.  Administration.  The Plan shall be administered by a Committee
         --------------
consisting of two or more members, each of whom shall be a Non-Employee Director. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to
(i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     8.   Shares Subject to Plan.  Subject to adjustment by the operation of
          ----------------------
Section 4 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 4% of the total Shares issued by the Corporation in connection with the Bank's conversion to stock form. The shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

     9.   Employee Rights Under the Plan.  No director, advisory director,
          ------------------------------
executive officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, advisory director, executive officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation, the Bank or any Affiliate.

     10.  Withholding Tax.  Upon the termination of the Restricted Period with
          ---------------
respect to any shares of Restricted Stock, the Corporation may withhold from any payment or distribution made under this Plan sufficient Shares to cover any applicable withholding and employment taxes. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

     11.  Amendment or Termination.  The Board of Directors of the Corporation
          ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     12.  Term of Plan.  The Plan shall become effective upon its ratification
          ------------
by the stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 11 hereof.

                                REVOCABLE PROXY
                           AMBANC HOLDING CO., INC.
                        ANNUAL MEETING OF SHAREHOLDERS

                                 May 23, 1997

     The undersigned hereby appoints the Board of Directors of Ambanc Holding Co., Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on Friday, May 23, 1997, at the Best Western (formerly the Holiday Inn), located at 10 Market Street, Amsterdam, New York, at 10:00 A.M., New York time, and at any and all adjournments thereof.

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of the Notice of Annual Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the year ended December 31, 1996.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark your
     votes as in this
     example

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

                         FOR        WITHHELD   NOMINEES: John J. Daly
  1. The election of                                     Lionel H. Fallows
     the following       [_]          [_]                Marvin R. LeRoy, Jr.
     directors for                                       William A. Wilde, Jr.
     three year terms:

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, MARK "FOR" AND WRITE THE NOMINEE'S NAME WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

                                                 FOR  AGAINST  ABSTAIN

  2.    The ratification of the adoption of the  [_]    [_]      [_]
        1997 Stock Option and Incentive Plan

  3.    The ratification of the adoption of the  [_]    [_]      [_]
        Recognition and Retention Plan.

  4.    The ratification of the appointment of   [_]    [_]      [_]
        KPMG Peat Marwick LLP, independent
        auditors for the Company for the fiscal
        year ending December 31, 1997.

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

                        PLEASE PROMPTLY COMPLETE, DATE,
                        SIGN AND MAIL THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.

____________________________  Dated: ____________ , 1997
Signature of Stockholder

____________________________  Dated: ____________ , 1997
Signature of Stockholder

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.